EXHIBIT 99.1

HSN, Inc. Reports Second Quarter 2011 Results

For the Second Quarter 2011:

  HSNi net sales increased 8% with e-commerce sales up 16%
  HSNi gross profit margin improved 90 basis points to 38.4%
  HSNi Adjusted EBITDA grew 20% to $76.0 million
  Adjusted EPS increased 28% to $0.60

ST. PETERSBURG, Fla., Aug. 3, 2011 (GLOBE NEWSWIRE) -- HSN, Inc. (Nasdaq:HSNI) reported results for the second quarter ended June 30, 2011 for HSN, Inc. ("HSNi") and its two operating segments, HSN and Cornerstone.

Table 1
SUMMARY RESULTS AND KEY OPERATING METRICS (a)
($ in millions, except per share and average price point amounts)

	Q2 2011	Q2 2010	Change

Net Sales	$ 746.9	$ 690.0	8%
Non-GAAP:
Adjusted EBITDA	$ 76.0	$ 63.6	20%
Adjusted Net Income	$ 36.4	$ 27.9	31%
Adjusted EPS	$ 0.60	$ 0.47	28%
GAAP:
Operating Income	$ 59.8	$ 48.4	24%
Net Income	$ 32.0	$ 24.7	29%
Diluted EPS	$ 0.53	$ 0.42	27%

HSNi:
Average price point	$ 64.93	$ 60.53	7%
Units shipped (millions)	12.7	12.7	1%
Gross profit margin	38.4%	37.5%	90 bps
Return rate	17.6%	18.2%	60 bps
E-commerce net sales % (b)	41.3%	38.5%	280 bps

(a) Segment results for HSNi's two operating segments, HSN and Cornerstone, are presented separately in Tables 2 and 3 of this release.
(b) E-commerce net sales as a percent of total HSNi net sales.

See reconciliation of Non-GAAP to GAAP measures in Table 4.

Second Quarter 2011 Results vs Second Quarter 2010 Results

  HSNi's net sales grew 8% over the prior year to $746.9 million. HSN's net sales increased 3% to $482.0 million, including 11% growth in e-commerce sales. Cornerstone's net sales increased 19% to $264.9 million, including 22% growth in e-commerce sales.

  HSNi's Adjusted EBITDA increased 20% to $76.0 million. These results were driven by an 8% increase in net sales and a 90 basis point increase in gross profit margin, partially offset by an 8% increase in operating expenses (excluding non-cash charges). Operating income increased 24% to $59.8 million.

  Adjusted EPS increased 28% to $0.60 compared to $0.47 in the prior year. GAAP diluted EPS increased 27% to $0.53 compared to $0.42 in the prior year.

"Our strong performance in the quarter demonstrates the success of our strategies around customer engagement, unique experiences, compelling products and digital expansion," said Mindy Grossman, CEO of HSN, Inc. "The continued increase in the penetration of our e-commerce sales, the expansion of our mobile business, and the success of our new online gaming site, HSN Arcade, reflect our commitment to digital growth and leveraging our content across all of our platforms."

Table 2
SEGMENT RESULTS
($ in millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010	Change	2011	2010	Change
Net Sales
HSN	$ 482.0	$ 466.4	3%	$ 1,008.2	$ 985.3	2%
Cornerstone	264.9	223.6	19%	462.7	387.9	19%
Total HSNi	$ 746.9	$ 690.0	8%	$ 1,470.9	$ 1,373.2	7%

Gross Profit
HSN	$ 173.7	$ 162.2	7%	$ 350.8	$ 333.8	5%
Cornerstone	112.9	96.5	17%	189.7	161.3	18%
Total HSNi	$ 286.6	$ 258.7	11%	$ 540.5	$ 495.1	9%

Adjusted EBITDA (Non-GAAP measure)
HSN	$ 51.6	$ 45.1	15%	$ 103.8	$ 95.3	9%
Cornerstone	24.4	18.5	32%	29.5	20.0	48%
Total HSNi	$ 76.0	$ 63.6	20%	$ 133.3	$ 115.3	16%

Operating Income
HSN	$ 40.8	$ 34.5	18%	$ 81.6	$ 73.7	11%
Cornerstone	19.0	13.9	37%	19.5	12.1	61%
Total HSNi	$ 59.8	$ 48.4	24%	$ 101.1	$ 85.8	18%

See reconciliation of non-GAAP to GAAP measures in Table 4.

Table 3
SEGMENT KEY OPERATING METRICS

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010	Change	2011	2010	Change
HSN:
Average price point	$ 59.66	$ 56.64	5%	$ 60.79	$ 58.03	5%
Units shipped (millions)	9.3	9.4	(2%)	19.2	19.3	0%
Gross profit margin	36.0%	34.8%	120 bps	34.8%	33.9%	90 bps
Return rate	19.4%	19.8%	40 bps	20.1%	19.0%	(110 bps)
E-commerce net sales % (a)	32.6%	30.4%	220 bps	32.9%	31.0%	190 bps
Cornerstone:
Average price point	$ 78.95	$ 71.81	10%	$ 71.83	$ 66.92	7%
Units shipped (millions)	3.5	3.2	7%	6.7	6.1	11%
Gross profit margin	42.6%	43.1%	(50 bps)	41.0%	41.6%	(60 bps)
Return rate	14.0%	14.5%	50 bps	14.4%	14.6%	20 bps
E-commerce net sales % (a)	57.2%	55.4%	180 bps	57.8%	55.9%	190 bps
Catalog circulation (millions)	78.6	74.4	6%	144.7	133.2	9%

(a) E-commerce net sales as a percent of segment net sales.

HSN Segment Results for the Second Quarter 2011

HSN's net sales increased 3% to $482.0 million driven by an 11% increase in e-commerce sales. HSN's overall sales increase was led by growth in the electronics and culinary categories. E-commerce sales penetration increased 220 basis points to 32.6%, up from 30.4% in the prior year.

Gross profit increased 7% to $173.7 million. Gross profit margin improved 120 basis points to 36.0% from 34.8%. The margin increase was primarily attributable to lower outbound shipping costs, the timing of shipments of quarter-end clearance orders and improvements in supply chain management.

Adjusted EBITDA increased 15% to $51.6 million compared to $45.1 million in the prior year. The increase was due to the 7% increase in gross profit, partially offset by a 4% increase in operating expenses (excluding non-cash charges). Operating income was $40.8 million compared to $34.5 million in the prior year.

Cornerstone Segment Results for the Second Quarter 2011

Net sales for Cornerstone increased 19% to $264.9 million primarily due to continued strength at Cornerstone's three largest brands, Frontgate, Ballard Designs and Garnet Hill. E-commerce sales grew 22% with penetration increasing 180 basis points to 57.2%.

As a result of the sales growth, gross profit increased 17% to $112.9 million. Gross profit margin decreased 50 basis points to 42.6% from 43.1%. This decrease was primarily attributable to promotional activity to drive sales demand and higher inbound freight costs in the home brands, partially offset by leverage over fixed warehousing costs.

Adjusted EBITDA increased 32% to $24.4 million. The increase was primarily due to the growth in net sales, partially offset by the decrease in the gross profit margin and a 17% increase in selling and marketing costs, particularly catalog production and distribution costs. Operating income was $19.0 million compared to $13.9 million in the prior year.

Liquidity and Capital Resources

As of June 30, 2011, HSNi had cash and cash equivalents of $337.4 million, down from $354.3 million at December 31, 2010. Net cash used in operating activities for the six months ended June 30, 2011 was $3.3 million compared to $18.9 million generated in the prior year. This decrease was primarily due to the timing of payments of trade payables.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements relating to the future performance of HSNi, its operating segments and its consolidated subsidiaries that are based on current expectations, forecasts and assumptions. These statements relate to expectations concerning matters that are not historical fact. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and such statements involve inherent risks and uncertainties. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to: the continued impact of the current macroeconomic environment on consumer confidence and spending levels; whether national economic stimulus initiatives and measures to improve the economy will be successful in achieving their objectives within the expected timeframes; other changes in political, business and economic conditions, particularly those that affect consumer confidence, consumer spending or e-commerce growth; changes in our relationships with pay television operators, vendors, manufacturers and other third parties; changes in product delivery costs, particularly if we are unable to offset them; our ability to offer new or alternative products and services in a cost effective manner and consumer acceptance of these products and services; any technological or regulatory developments that could negatively impact the way we do business, including regulations regarding state and local sales and use taxes; HSNi's business prospects and strategy, including whether HSNi's initiatives will be effective; and the loss of any key member of our senior management team.  More information about potential factors that could affect HSNi's business and financial results is included in our filings with the U.S. Securities and Exchange Commission ("SEC").  Other unknown or unpredictable factors that could also adversely affect HSNi's business, financial condition and results of operations may arise from time to time.  In light of these risks and uncertainties, any forward-looking statements may not prove to be accurate. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Accordingly, you should not place undue reliance on any forward-looking statements, which only reflect the views of HSNi management as of the date of this press release. Such statements speak only to the date such statements are made and HSNi does not undertake to update any forward-looking statements. Historical results should not be considered as an indication of future performance.

Conference Call

Mindy Grossman, Chief Executive Officer, and Judy Schmeling, Executive Vice President and Chief Financial Officer, will hold a conference call on August 3, 2011 at 9:00 a.m., Eastern Time, to discuss these results. Those interested in participating in the conference call should dial 877-307-0246 or 224-357-2394 at least five minutes prior to the call. There will also be a simultaneous audio webcast available via HSNi's website at http://www.hsni.com.

A replay of the conference call can be accessed until Wednesday, August 17, 2011, by dialing 800-642-1687 or 706-645-9291, plus the passcode 81664724 and will also be hosted on HSNi's website for a limited time.

About HSN, Inc.

HSN, Inc. (Nasdaq:HSNI) is a $3 billion interactive multi-channel retailer with strong direct-to-consumer expertise among its two operating segments, HSN and Cornerstone. HSNi offers innovative, differentiated retail experiences on TV, online, via mobile devices, in catalogs, and in brick and mortar stores. HSN, a leading interactive multi-channel retailer which offers a curated assortment of exclusive products combined with top brand names, now reaches approximately 96 million homes (24 hours a day, seven days a week, live 364 days a year). HSN.com is a top 10 trafficked e-commerce site that offers a differentiated e-commerce experience by leveraging content, community and commerce. In addition to its existing media platforms, HSN is the industry leader in transactional innovation, including services such as HSN Shop by Remote®, the only service of its kind in the U.S., the HSN Shopping App for mobile handheld devices and HSN on Demand®. Cornerstone comprises leading home and apparel lifestyle brands including  Ballard Designs®, Frontgate®, Garnet Hill®, Improvements®, Smith + Noble®, The Territory Ahead® and TravelSmith®. Cornerstone distributes more than 275 million catalogs annually, operates eight separate e-commerce sites and operates 19 retail and outlet stores.

The HSN, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8695

GAAP FINANCIAL STATEMENTS
HSN, INC. CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net sales	$ 746,939	$ 689,992	$ 1,470,921	$ 1,373,205
Cost of sales	460,358	431,331	930,386	878,060
Gross profit	286,581	258,661	540,535	495,145
Operating expenses:
Selling and marketing	143,807	129,997	273,624	250,496
General and administrative	58,839	56,131	117,000	110,570
Production and programming	14,888	14,432	30,171	28,532
Depreciation and amortization	9,201	9,751	18,605	19,702
Total operating expenses	226,735	210,311	439,400	409,300
Operating income	59,846	48,350	101,135	85,845
Interest expense, net	(7,814)	(8,061)	(15,773)	(16,370)
Income before income taxes	52,032	40,289	85,362	69,475
Income tax provision	(20,065)	(15,583)	(33,115)	(27,116)
Net income	$ 31,967	$ 24,706	$ 52,247	$ 42,359

Net income per share:
Basic	$ 0.55	$ 0.43	$ 0.89	$ 0.74
Diluted	$ 0.53	$ 0.42	$ 0.86	$ 0.72

Shares used in computing earnings per share:
Basic	58,648	57,420	58,432	57,112
Diluted	60,779	59,430	60,560	59,239

HSN, INC. CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)
	June 30,	December 31,	June 30,
	2011	2010	2010
ASSETS
Current assets:
Cash and cash equivalents	$ 337,374	$ 354,259	$ 279,934
Accounts receivable, net	140,265	195,748	118,929
Inventories	322,372	296,390	293,679
Deferred income taxes	26,722	28,801	21,055
Prepaid expenses and other current assets	60,633	42,443	57,650
Total current assets	887,366	917,641	771,247
Property and equipment, net	155,900	154,987	153,068
Intangible assets, net	260,342	260,623	260,904
Other non-current assets	9,964	12,492	15,483
TOTAL ASSETS	$ 1,313,572	$ 1,345,743	$ 1,200,702
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable, trade	$ 190,075	$ 244,301	$ 195,293
Current maturities of long-term debt	17,460	5,820	12,698
Accrued expenses and other current liabilities	174,480	216,114	174,497
Total current liabilities	382,015	466,235	382,488
Long-term debt, net of current maturities	291,395	302,938	321,359
Deferred income taxes	76,399	80,203	75,077
Other long-term liabilities	19,462	19,904	17,127
Total liabilities	769,271	869,280	796,051

TOTAL SHAREHOLDERS' EQUITY	544,301	476,463	404,651
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,313,572	$ 1,345,743	$ 1,200,702

HSN, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in thousands)
	Six Months Ended
	June 30,
	2011	2010

Cash flows from operating activities:
Net income	$ 52,247	$ 42,359
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	18,605	19,702
Stock-based compensation expense	13,282	9,310
Amortization of cable and satellite distribution fees	843	1,679
Amortization of debt issuance costs	1,285	1,285
Loss on disposition of fixed assets	305	488
Deferred income taxes	(1,725)	(431)
Bad debt expense	9,743	8,265
Excess tax benefits from stock-based awards	(5,425)	(965)
Changes in current assets and liabilities:
Accounts receivable	45,704	55,587
Inventories	(25,982)	(32,206)
Prepaid expenses and other assets	(17,693)	(11,686)
Accounts payable, accrued expenses and other current liabilities	(94,473)	(74,442)
Net cash (used in) provided by operating activities	(3,284)	18,945
Cash flows from investing activities:
Capital expenditures	(19,667)	(15,854)
Net cash used in investing activities	(19,667)	(15,854)
Cash flows from financing activities:
Repayment of long-term debt	--	(4,762)
Issuance of common stock, net of withholding taxes	641	10,719
Excess tax benefits from stock-based awards	5,425	965
Net cash provided by financing activities	6,066	6,922
Net (decrease) increase in cash and cash equivalents	(16,885)	10,013
Cash and cash equivalents at beginning of period	354,259	269,921
Cash and cash equivalents at end of period	$ 337,374	$ 279,934

Table 4
RECONCILIATIONS OF NON-GAAP TO GAAP MEASURES
HSN, INC. RECONCILIATION OF ADJUSTED EPS TO GAAP DILUTED EPS
(unaudited; in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Adjusted EPS	$ 0.60	$ 0.47	$ 1.00	$ 0.83
Adjusted Net Income	$ 36,394	$ 27,862	$ 60,836	$ 49,360
Stock-based compensation expense	(6,955)	(4,967)	(13,282)	(9,310)
Amortization of intangible assets	(140)	(141)	(281)	(282)
Loss on disposition of fixed assets	(47)	(485)	(305)	(488)
Impact of income taxes	2,715	2,437	5,279	3,079
Net Income	$ 31,967	$ 24,706	$ 52,247	$ 42,359
GAAP diluted weighted average shares outstanding	60,779	59,430	60,560	59,239
GAAP Diluted EPS	$ 0.53	$ 0.42	$ 0.86	$ 0.72

HSN, INC. RECONCILIATION OF NON-GAAP DETAILED SEGMENT RESULTS TO GAAP
(unaudited; in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2011			June 30, 2010
	HSN	Cornerstone	Total	HSN	Cornerstone	Total

Adjusted EBITDA	$ 51,624	$ 24,425	$ 76,049	$ 45,064	$ 18,489	$ 63,553
Stock-based compensation expense	(3,781)	(3,174)	(6,955)	(2,771)	(2,196)	(4,967)
Depreciation and amortization	(6,976)	(2,225)	(9,201)	(7,403)	(2,348)	(9,751)
(Loss) gain on disposition of fixed assets	(52)	5	(47)	(426)	(59)	(485)
Operating income	$ 40,815	$ 19,031	59,846	$ 34,464	$ 13,886	48,350
Interest expense, net			(7,814)			(8,061)
Income before income taxes			52,032			40,289
Income tax provision			(20,065)			(15,583)
Net income			$ 31,967			$ 24,706

	Six Months Ended			Six Months Ended
	June 30, 2011			June 30, 2010
	HSN	Cornerstone	Total	HSN	Cornerstone	Total

Adjusted EBITDA	$ 103,822	$ 29,505	$ 133,327	$ 95,378	$ 19,967	$ 115,345
Stock-based compensation expense	(7,958)	(5,324)	(13,282)	(6,042)	(3,268)	(9,310)
Depreciation and amortization	(14,174)	(4,431)	(18,605)	(15,149)	(4,553)	(19,702)
Loss on disposition of fixed assets	(106)	(199)	(305)	(428)	(60)	(488)
Operating income	$ 81,584	$ 19,551	101,135	$ 73,759	$ 12,086	85,845
Interest expense, net			(15,773)			(16,370)
Income before income taxes			85,362			69,475
Income tax provision			(33,115)			(27,116)
Net income			$ 52,247			$ 42,359

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

HSN, INC.'S PRINCIPLES OF FINANCIAL REPORTING

HSNi reports Adjusted EBITDA, Adjusted Net Income and Adjusted EPS, all of which are supplemental measures to GAAP. These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. HSNi endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures contained in this release and which we discuss below.

Definitions of Non-GAAP Measures

Adjusted EBITDA is defined as operating income excluding, if applicable: (1) non-cash charges including: (a) stock-based compensation expense, (b) amortization of intangibles, (c) depreciation and gains and losses on asset dispositions, and (d) goodwill, long-lived asset and intangible asset impairments; (2) pro forma adjustments for significant acquisitions; and (3) one-time items. Adjusted EBITDA is not a measure determined in accordance with GAAP, and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. Adjusted EBITDA is used as a measurement of operating efficiency and overall financial performance and HSNi believes it to be a helpful measure for those evaluating companies in the retail and media industries. Adjusted EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Adjusted EBITDA has certain limitations in that it does not take into account the impact to HSNi's statement of operations of certain expenses, including stock-based compensation, amortization of intangibles, depreciation, gains and losses on asset dispositions, asset impairment charges, acquisition-related accounting and one-time items.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net income available to common shareholders excluding, net of tax effects, if applicable: (1) stock-based compensation expense, (2) amortization of intangible assets, (3) gains and losses on asset dispositions, (4) goodwill, long-lived asset and intangible asset impairments, (5) pro forma adjustments for significant acquisitions, (6) one-time items and (7) discontinued operations.  We believe Adjusted Net Income is useful to investors because it represents HSNi's consolidated results taking into account charges which are not allocated to the operating businesses such as interest expense and taxes, but excluding the effects of identified non-cash expenses or one-time items.

Adjusted EPS is defined as Adjusted Net Income divided by diluted weighted average shares outstanding for Adjusted EPS purposes. We believe Adjusted EPS is useful to investors because it represents, on a per share basis, HSNi's consolidated results, taking into account charges which are not allocated to the operating businesses such as interest expense and taxes, but excluding the effects of identified non-cash expenses or one-time items. Adjusted Net Income and Adjusted EPS have the same limitations as Adjusted EBITDA. Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

CONTACT: Felise Glantz Kissell (Analysts/Investors)
         727-872-7529
         felise.kissell@hsn.net

         Brad Bohnert (Media)
         727-872-7515
         brad.bohnert@hsn.net